Press Release For

Immediate Release

Value Exchange International, Inc. Announces for First Quarter 2021:

•51% increase in Gross Profit;
•471% Increase in Income from Operations; and
•176% increase in Net Income.

Hong Kong, (May 21, 2021) – Value Exchange International, Inc. (OTCQB: VEII), a provider of information technology services for businesses in China, Hong Kong, Singapore and Manila, today announced improving select financial results for the first quarter of 2021. All financial numbers are in U.S. dollars.

First Quarter 2021 Highlights:

Gross profit of $737,540 or 33.5% of net revenues, an increase of $249,384 or 51.1%. over first quarter 2020;

Income from operations totaled $305,381, an increase of $251,895 or 471.0% over first quarter 2020;

Net income of $376,611, an increase of $240,143 or 176.0% over first quarter 2020; and

Basic and diluted net income per share was $0.01 for the three months ended March 31, 2021.

Chief Executive Officer Kenneth Tan said, “Our company continues to make progress in improving key financial results. With the recent investment by GigWorld, Inc., a public company affiliated with entrepreneur Heng Fai Ambrose Chan, in our company, we are exploring ways to expand strategic relationships as part of our ongoing efforts to improve our business and financial performance as well as expand our information technology offerings and geographic markets. The previously announced beta test for smart vending machines in a major Chinese gas service station chain is another example of our efforts to expand our customer base and service-product offerings.”

Financial Summary

•Net revenue: Our net revenues were $2,203,772 for first quarter 2021, as compared to $8,202,911 for the same period in 2020, a decrease of $5,999,139 or 73.1%. This decrease was due in part to the Company focusing on higher profit work and not the pursuit of lower profit work that increased gross revenues without providing higher net revenues as well as the usual and customary fluctuations in customer demand for Company services. The Company is seeking to grow both its gross and net revenues, but with the emphasis on seeking higher profit margin work.

•Gross profit: Gross profit for first quarter 2021 was $737,540 or 33.5% of net revenues, as compared to $488,156 or 6.0% of net revenues for the same period in 2020, an increase of $249,384 or 51.1%.

•Income from operations: Our income from operations totaled $305,381 for first quarter 2021, as compared to $53,486 for the same period in 2020, an increase of $251,895 or 471.0%.

•Net income: We had a net income of $376,611 for the first quarter of 2021, compared to $136,468 for the same period in 2020, an increase of $240,143 or 176.0%.

•Basic and diluted net income per share was $0.01 for first quarter of 2021.

•Key Financial Ratios:

	March 31, 2021	December 31, 2020
Current ratio	1.31	1.14
Acid-test ratio	1.22	1.05
Debt ratio	0.64	0.71

Other News:

Conference Calls. We intend to commence web cast and conference calls to discuss quarterly and annual financial results with the second quarter financial results in 2021.

Dividend Payment Date. Expected Date for payment of previously announced and Company’s first payment of a cash dividend ($0.005 per share of Common Stock for record holders of Common Stock as of April 16, 2021) has been moved from an expected date of May 15, 2021, to the latter half of June 2021, due to the need to engage a new payment agent capable of handling the distribution of the cash dividend and related administrative requirements associated with the new payment agent. The expected new date for payment of the cash dividend will be announced as soon as arrangements with the payment agent have been finalized.

About Value Exchange: Company is a U.S. public holding company headquartered in Hong Kong, with offices in Shenzhen, Guangzhou, Shanghai, and Beijing China, Manila and Kuala Lumpur. Company provides integrating, market-leading Point-of-Sale/Point-of-Interaction (POS/POI), Merchandising, CRM & Reward, Locational Based (GPS & Indoor Positioning System (IPS)) Marketing, Customer Analytics, and Business Intelligence solutions. Company’s retail POS solutions process tens of millions of transactions per year at approximately 20,000 retail outlets in Asia.

Forward-looking Statements: This press release may contain forward-looking statements regarding Value Exchange International, Inc. (the "Company") within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the likelihood that the Company will continue to deliver and financially benefit from its core information technology services business; the financial outlook of the Company; the general ability of the Company to achieve its commercial objectives, including the focus on higher profit work; the business strategy, plans and objectives of the Company and its subsidiaries, including its ability to mitigate the future impact of COVID-19 pandemic and any future mutations of the COVID-19 coronavirus on the Company's business operations; ability of Company to find affordable, adequate funding for expansion of Company’s business and markets; ability of Company to properly manage and integrate any future acquisitions or manage any expanded operations; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," “hopes,” "anticipates," "seeks," "should," "could," "intends," or "projects" or similar and variant expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and those listed in other reports posted on The OTC Markets Group, Inc. website and filed with the Securities and Exchange Commission.

Contact:

Value Exchange IR Contact:

Johan Pehrson

Email: ir@value-exch.com

www.value-exch.com

(852) 2950 4288

VALUE EXCHANGE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 20,
	2021	2020
	US$	US$
ASSETS	(unaudited)
CURRENT ASSETS
Cash	253,533	523,337
Accounts receivable, less allowance for doubtful accounts	1,285,191	599,436
Amounts due from a related party	1,254,587	1,343,466
Other receivables and prepayments	412,357	414,342
Inventories	244,547	238,147
Total current assets	3,450,215	3,118,728

NON-CURRENT ASSETS
Plant and equipment, net	318,250	357,021
Deferred tax assets	52,033	71,681
Goodwill	206,812	206,812
Operating lease right-of-use assets, net	550,846	585,057
Total non-current assets	1,127,941	1,220,571

Total assets	4,578,156	4,339,299

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	572,788	1,038,518
Other payables and accrued liabilities	680,117	831,817
Deferred income	815,532	254,937
Amounts due to related parties	215,893	263,063
Operating lease liabilities, current	301,611	303,687
Short term bank loan	39,342	38,874
Total current liabilities	2,625,283	2,730,896

NON-CURRENT LIABILITIES
Long term bank loan	52,613	62,949
Operating lease liabilities, non-current	242,491	277,111
Total non-current liabilities	295,104	340,060

Total liabilities	2,920,387	3,070,956

SHAREHOLDERS’ EQUITY
Preferred stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized, $0.00001 par value; 29,656,130 and 29,656,130 shares issued and outstanding, respectively	297	297

Additional paid-in capital	690,589	690,589
Statutory reserves	11,835	11,835
Retained earnings	790,078	414,225
Accumulated other comprehensive losses	92,509	97,944
Total shareholders’ equity	1,585,308	1,214,890
Non-controlling interest	72,461	53,453
	1,657,769	1,268,343

Total liabilities and shareholders’ equity	4,578,156	4,339,299

VALUE EXCHANGE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2021	2020
	US$	US$
	(unaudited)	(unaudited)
NET REVENUES
Service income	2,203,772	8,202,911

COST OF SERVICES
Cost of service income	(1,466,232)	(7,714,755)

GROSS PROFIT	737,540	488,156

OPERATING EXPENSES:
General and administrative expenses	(434,878)	(438,891)
Foreign exchange loss	2,719	4,221
TOTAL OPERATING EXPENSES	(432,159)	(434,670)

PROFIT FROM OPERATIONS	305,381	53,486

OTHER INCOME (EXPENSES):
Interest income	165	115
Finance cost	(4,308)	(3,505)
VAT refund	2,213	43,942
Management fee income	46,326	7,547
Others	30,731	28,745
Total other income (expenses), net	75,127	76,844

PROFIT BEFORE PROVISION FOR INCOME TAXES	380,508	130,330

INCOME TAXES (EXPENSES) CREDIT	(3,897)	6,138
NET PROFIT	376,611	136,468

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	(5,435)	(14,755)

COMPREHENSIVE INCOME	371,176	121,713

ATTRIBUTABLE TO:
Equity holders of the Company	370,418	125,512
Non-controlling interests	758	(3,799)
	371,176	121,713

Earnings per share, basic and diluted	0.01	0

Weighted average number of shares outstanding	29,656,130	29,656,130

VALUE EXCHANGE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2021	2020
	US$	US$
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit	376,611	136,468
Adjustments to reconcile net profit to cash (used in) provided by operating activities:
Depreciation	33,663	38,770
Amortization	90,515	99,613
Interest income	-165	(115)
Finance costs on Right-of-use assets	4,308	-
Deferred income taxes	19,648	2,136
Changes in operating assets and liabilities
Accounts receivable	(685,755)	206,673
Other receivables and prepayments	1,985	16,225
Amounts due from related parties	88,879	(894,440)
Inventories	(6,400)	(2,524)
Accounts payable	(465,730)	830,190
Other payables and accrued liabilities	(151,700)	(62,616)
Deferred income	560,595	(9,150)
Amounts due to related parties	(47,170)	-
Net cash (used in) provided by operating activities	(180,716)	361,230

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(2,916)	(1,824)
Interest received	165	115
Net cash used in investing activities	(2,751)	(1,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from non-controlling interests	18,600	7,012
Principal payments on operating leases	(89,368)	(3,505)
Repayment of bank loan	(9,544)	-
Net cash (used in) provided by financing activities	(80,312)	3,507

EFFECT OF EXCHANGE RATE ON CASH	(6,025)	(116,256)
(DECREASE) INCREASE IN CASH	(269,804)	246,772
CASH, beginning of period	523,337	234,089
CASH, end of period	253,533	480,861

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash (paid) refund for income taxes	(3,897)	6,138